JOINT FILING OF SCHEDULE 13D

      The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of U.S. Wireless Data, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


Dated:March _______, 2000                 ComVest Capital Partners LLC
New York, New York


                                          By:
                                              ----------------------------------
                                                Keith Rosenbloom, Manager



Dated: March ________, 2000               --------------------------------------
New York, New York                              Michael S. Falk



Dated: March ________, 2000               --------------------------------------
Marietta, Georgia                               Robert Priddy



Dated: March _________, 2000              --------------------------------------
New York, New York                              Keith Rosenbloom